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                                                                    Exhibit 10.2




                          MANAGEMENT SERVICES AGREEMENT



         This Management Services Agreement (this "Agreement") is made as of September 18, 2000 by and between SPX Corporation, a Delaware corporation ("SPX"), and Inrange Technologies Corporation, a Delaware corporation (the "Company"). Notwithstanding the execution date hereof, this Agreement shall become effective upon the date of the closing of the Initial Public Offering (as defined below).


                                    RECITALS

         WHEREAS, the Company is issuing shares of its Class B Common Stock to the public in an offering registered under the Securities Act of 1933, as amended;

         WHEREAS, SPX has heretofore directly or indirectly provided certain administrative, financial, management and other services to the Company;

         WHEREAS, on the terms and subject to the conditions set forth herein, the Company desires to retain SPX as an independent contractor to provide, directly or indirectly, certain of those services to the Company after the Initial Public Offering; and

         WHEREAS, on the terms and subject to the conditions set forth herein, SPX desires to provide, directly or indirectly, such services to the Company.

         ACCORDINGLY, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01. Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

         "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

         "Class A Common Stock" means the Company's Class A Common Stock, $.01 par value per share.

         "Class B Common Stock" means the Company's Class B Common Stock, $.01 par
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value per share.

         "Initial Public Offering" means the initial public offering by the Company of shares of the Class B Common Stock as contemplated by a registration statement on Form S-1, as supplemented and amended from time to time.

         "Outsourced Service" has the meaning ascribed thereto in Section 2.03.

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

         "Service Charges" has the meaning ascribed thereto in Section 3.01(c).

         "Services" has the meaning ascribed thereto in Section 2.01.

         "SPX Entities" means SPX and its Subsidiaries and "SPX Entity" shall mean any of the SPX Entities.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof; provided, however, that any reference in this Agreement to a Subsidiary or Subsidiaries of SPX shall not include the Company.

         Section 1.02. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II
                          PURCHASE AND SALE OF SERVICES

         Section 2.01. Purchase And Sale Of Services. On the terms and subject to the conditions set forth in this Agreement and in consideration of the Service Charges described below, SPX agrees to provide to the Company, and the Company agrees to purchase from SPX, the services described in Schedule I (the "Services"). At its option, SPX may cause any Service it is required to provide hereunder to be provided by any SPX Entity. Unless otherwise specifically agreed by SPX and the Company, the Services to be provided by SPX hereunder shall be substantially similar in scope, quality and nature to those provided to the Company prior to the Initial Public Offering and shall be performed


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by the same personnel or other personnel who perform the same or similar services; provided, however, that the selection of personnel to perform the Services shall be at the sole discretion of SPX; and provided, further, that, except as expressly provided in this Agreement, SPX shall not be required to materially increase the volume, scope or quality of the Services provided to the Company beyond that which has been provided to the Company prior to the Initial Public Offering.

         Section 2.02. Additional Services. In addition to the Services to be provided by SPX pursuant to Section 2.01, if requested by the Company, and to the extent that SPX and the Company may mutually agree in writing, SPX shall provide additional services (including services not provided by SPX to the Company prior to the Initial Public Offering) to the Company. The scope of any such services, as well as the term, costs and other terms and conditions applicable to such services, shall be as mutually agreed by SPX and the Company. Nothing herein shall create any obligation on the part of SPX to provide any additional services.

         Section 2.03. Services Performed By Third Parties. At its option, SPX may cause any Service it is required to provide hereunder to be provided by any third party that is providing, or may from time to time provide, the same or similar services for any SPX Entity (an "Outsourced Service"). SPX will not be responsible for the performance of any Services it causes to be so provided as long as SPX reasonably selects the provider of such Services. SPX will assign its rights to enforce any claims against such provider to the Company or enforce such claims itself.

         Section 2.04. Impracticability And Force Majeure. SPX shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the control of SPX or to the extent the provision of such Service would require SPX to violate any applicable laws, rules or regulations or become subject to any additional rules or regulations. SPX shall have no obligation to perform or cause the Services to be performed if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of SPX or, if applicable, third party providers of services to SPX (an "Event of Force Majeure"). SPX will notify the Company of any Event of Force Majeure affecting its Services to the Company. SPX agrees that following any Event of Force Majeure and until such Services are restored, the Company shall have no obligation to pay for the Services affected thereby. SPX agrees to use its commercially reasonable best efforts to restore such Services following any Event of Force Majeure.

                                   ARTICLE III
                                 SERVICE CHARGES


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         Section 3.01. Service Charges.

                  (a) The charge for each Service provided to the Company hereunder directly by SPX or any SPX Entity shall be equal to all fully loaded costs incurred by SPX or any SPX Entity in providing such Service, as allocated by SPX to other subsidiaries of SPX. Such costs shall include, but are not limited to, an allocation, as reasonably determined by SPX in good faith, of overhead costs, personnel costs (e.g., compensation and fringe benefits ), travel, office costs, and incentive compensation costs associated with functions performing such Services consistent with SPX's fully loaded cost accounting practices.

                  (b) The charge for each Outsourced Service provided to the Company hereunder shall be equal to all costs incurred by SPX or any SPX Entity in providing such Outsourced Service, including, without limitation, any third-party costs and expenses incurred by SPX or any SPX Entity on behalf of the Company. If SPX incurs third-party costs or expenses on behalf of the Company as well as any SPX Entity, SPX will allocate any such costs or expenses in good faith between the Company and the various SPX Entities on behalf of which such costs or expenses were incurred as SPX shall determine in the exercise of its reasonable judgment. SPX shall make copies of such books and records available to the Company upon request and with reasonable notice.

                  (c) The parties intend that the Service charges referred to in paragraphs (a) and (b) above (collectively, the "Service Charges") will allow SPX and any SPX Entity to recover the fully allocated costs of providing the Services and Outsourced Services hereunder plus all out-of-pocket, third-party costs, charges and expenses, but without any profit to SPX or any SPX Entity.

         Section 3.02. Invoicing And Settlement Of Costs.

                  (a) SPX shall invoice the Company for all Service Charges for each calendar month within thirty (30) days following the end of such month, provided that any failure by SPX to provide an invoice within such time period shall not relieve the Company of its obligation to pay an invoice received after such date. All invoices shall reflect in reasonable detail a description of the Service performed.

                  (b) Subject to Section 3.02(c) below, the Company shall pay within thirty (30) days following its receipt of any invoice from SPX pursuant to paragraph (a), without set-off, all amounts invoiced by SPX during the preceding calendar month. If the Company fails to pay any monthly payment within thirty (30) days following its receipt of any invoice from SPX pursuant to paragraph (a), the Company shall


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         pay, in addition to the amount indicated in such invoice, interest on such amount at the greater of (x) the prime interest rate as published in the Wall Street Journal plus 1% per annum or (y) the highest rate of interest SPX is paying under its largest financing arrangement in effect at such time, in each case compounded monthly for the period such amount remains unpaid.

                  (c) In the event of a dispute as to the propriety of the amount invoiced, the Company shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute (and shall not be obligated to pay interest on the amount so withheld) and shall endeavor to notify SPX within ten (10) business days from receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by the Company, provided that the failure to so notify SPX within such time period shall not prevent the Company from disputing such invoice. SPX shall provide to the Company, or shall cause its Subsidiaries to so provide, records relating to the disputed amount so as to enable the parties to resolve the dispute. The parties shall use reasonable efforts to resolve any such dispute promptly.

                  (d) Notwithstanding the foregoing, any invoice or payment not disputed in writing by either party within thirty (30) days of such invoice or payment, as the case may be, shall be considered final and no longer subject to adjustment.

                                   ARTICLE IV
                   STANDARDS OF CARE; LIMITATION OF LIABILITY

         Section 4.01. Standards Of Care. SPX shall provide or cause each SPX Entity providing services to provide each of the Services to the Company with similar care as it exercises in the conduct of its own activities.

         Section 4.02. Sole Remedy; No Warranties. No SPX Entity shall be liable to the Company for any claims, damages or expenses whatsoever relating to the Services provided pursuant to this Agreement, except for such entity's willful misconduct or gross negligence, and, in the case of such willful misconduct or gross negligence, the sole and exclusive remedy of the Company shall be to require reperformance of the Services or to terminate this Agreement as to one or more Services as provided in Section 5.01(c). The parties expressly agree that no warranty shall be implied under this Agreement, whether warranties of utility or fitness for any particular purpose or of merchantability or of any other type and that no warranties of any sort are made herein.

                                    ARTICLE V
                              TERM AND TERMINATION


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         Section 5.01. Term.

                  (a) This Agreement shall commence on the date of the closing of the Initial Public Offering, and shall automatically terminate on the date that SPX owns shares of common stock of the Company representing less than 50% of the aggregate amount of the outstanding shares of Class A Common Stock and Class B Common Stock, such termination to be effective upon the date that is the later of (1) the end of the fiscal year in which such event occurs and (2) six months from the date such event occurs.

                  (b) The Company may terminate this Agreement with respect to any one or more of the Services effective upon that date that is the later of (1) the end of the fiscal year in which the notice of termination is given and (2) six months from the date notice of termination is given.

                  (c) Either party may terminate this Agreement with respect to any one or more of the Services if (i) the other party shall have failed to perform any of its material obligations under this Agreement relating to any such Service or Services, (ii) the aggrieved party has notified the other party in writing of such failure, and (iii) such failure shall have continued for a period of 30 days after receipt by the other party of notice of such failure.

         Section 5.02. Effect Of Termination. Other than as required by law, upon the termination of any Service pursuant to Section 5.01, SPX will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the Company will have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided that notwithstanding such termination, (i) the Company shall remain liable to SPX for fees owed and payable in respect of any Service provided prior to the effective date of the termination and (ii) the provisions of Articles III, IV, V and VI shall survive any such termination.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01. The Company as Sole Beneficiary. The Company acknowledges that the Services shall be provided only with respect to the business of the Company and its Subsidiaries as currently operated and as currently projected to be operated or as mutually agreed by the parties hereto. The Company represents and agrees that the Company will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with past practices. SPX reserves the right to take all actions, including termination of any particular Service, that SPX reasonably believes to be necessary to assure compliance with applicable laws and regulations and


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such actions will not constitute a breach of this Agreement. SPX will notify the
Company promptly of any decision to terminate such Services and the reasons for any such termination of such Services.

         Section 6.02. Entire Agreement. This Agreement (including the Schedule constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 6.03. Information. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to perform its obligations under this Agreement and to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

         Section 6.04. Confidentiality. Each of SPX and the Company agree to keep confidential and not disclose, and shall cause their respective subsidiaries and affiliates to keep confidential and not disclose, to any party or use for any purpose (other than the performance of this Agreement), any proprietary or other confidential information of the other party which is received pursuant to this Agreement ("Confidential Information"); provided, however, that the parties acknowledge that the Company will file a form of this Agreement as an exhibit to the registration statement relating to the Initial Public Offering. For purposes of this Agreement, Confidential Information of a party does not include, and a party and a party's Subsidiaries and affiliates will have no obligations under this provision with respect to, any information of the other party or any Subsidiary or affiliate of the other party (the other party and Subsidiaries and affiliates of the other party being referred to as the "receiving party") which:

         (i) is already known to the receiving party from a source other than the disclosing party as evidenced by competent proof thereof;

         (ii) is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this Agreement in respect thereto shall terminate on the date such information enters the public domain);

         (iii) is rightfully received by the receiving party from a third party without violation of any obligations of confidentiality owed by the third party to the disclosing party;


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         (iv) is disclosed by the disclosing party to a third party without restrictions on the third party's right to use or disclose such information;

         (v) is independently developed by employees or consultants of the receiving party without use of or reference to the disclosing party's Confidential Information; or

         (vi) is approved for release by written authorization of the disclosing party.

         Section 6.05. Protective Arrangements. In the event that any party hereto (or any of its Subsidiaries) either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law (including requirements of the Securities and Exchange Commission) or receives any demand under lawful process or from any governmental department, commission, board, bureau, agency or official to disclose or provide information of any other party hereto (or any of its Subsidiaries) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the party that received such request may thereafter disclose or provide information to the extent required by such law (including requirements of the Securities and Exchange Commission) (as so advised by counsel) or by lawful process or such governmental department, commission, board, bureau, agency or official.

         Section 6.06. Notices. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission, intercompany mail, or mail, to the following addresses:

                  If to SPX:

                  SPX Corporation
                  700 Terrace Point Drive
                  P.O. Box 3301
                  Muskegon, Michigan  49443
                  Attn:Christopher J. Kearney, Esq.

                  If to the Company:

                  Inrange Technologies Corporation
                  13000 Midlantic Drive
                  Mt. Laurel, New Jersey  08054


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                  Attn:Kenneth H. Koch, Esq.


         or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

         Section 6.07. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Delaware.

         Section 6.08. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

         Section 6.09. Amendment. This Agreement may only be amended by a written agreement executed by both parties hereto.

         Section 6.10. Counterparts. This Agreement may be executed in separate counterparts.

         Section 6.11. Arbitration. Any controversy or claim arising hereunder that cannot be resolved by the parties themselves, shall be settled by arbitration in Muskegon, Michigan or such other location as the parties may mutually agree, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any award rendered thereon shall be in writing and shall be final and binding on the parties and judgment may be entered thereon in any court of competent jurisdiction. Each party shall bear its own costs and expenses in connection with the arbitration and the costs and expenses of the arbitrators shall be borne as determined by the arbitrator.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first written above.


                                            SPX CORPORATION

                                            By:  /s/ Christopher J. Kearney
                                                 __________________________
                                                 Name: Christopher J. Kearney
                                                 Title: Vice President and
                                                        General Counsel


                                            INRANGE TECHNOLOGIES
                                            CORPORATION

                                            By:  /s/ Kenneth H. Koch
                                                 _______________________
                                                 Name: Kenneth H. Koch
                                                 Title: Vice President and
                                                        General Counsel



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